UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 17, 2012
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) A special meeting (the "Special Meeting") of holders of the 8.125% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of Gramercy Capital Corp. (the "Company") was held on January 17, 2012, at which 1,987,512 shares of Series A Preferred Stock were represented in person or by proxy representing approximately 56.37% of the issued and outstanding shares of Series A Preferred Stock entitled to vote.

(b) At the Special Meeting, the holders of the Series A Preferred Stock elected the director named below to serve on the Company's Board of Directors until the 2012 annual meeting of stockholders, special meeting held in lieu thereof or his successor is elected and qualified; provided, however, that the term of such director will automatically terminate if and when all arrears in dividends on the Series A Preferred Stock then outstanding are paid and full dividends thereon for the then current quarterly dividend period have been paid or declared and set apart for payment. The proposal is described in detail in the Company's Information Statement relating to the Special Meeting. The final results for the votes regarding the proposal were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
William H. Lenehan	1,987,512	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2012

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer